UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OMI CORPORATION

(Exact name of registrant as specified in its charter)

The Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	52-2098714 (I.R.S Employer Identification No.)

ONE STATION PLACE, STAMFORD, CT 06902

(Address of Principal Executive Offices) (Zip Code)

OMI CORPORATION 2006 INCENTIVE COMPENSATION PLAN

(Full title of the Plan)

FREDRIC S. LONDON, ESQ.

OMI CORPORATION

ONE STATION PLACE

STAMFORD, CT 06902

(Name and address of agent for service)

(203) 602-6700

(Telephone number, including area code, of agent for service)

Copy to:

ROBERT L. CLARE III, ESQ.

SULLIVAN & WORCESTER LLP

1290 AVENUE OF THE AMERICAS

NEW YORK, NY 10104

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, par value $.50 per share (1)	5,000,000	$18.495	$92,475,000	$9,894.83

1 Includes preferred stock purchase rights associated with the Common Stock under a shareholder rights plan. Prior to the occurrence of certain events, the preferred stock purchase rights will not be evidenced separately from the Common Stock.

2 In accordance with Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

3 The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange on May 17, 2006.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of documents by reference.

OMI Corporation (“OMI”) files annual, quarterly and special reports, proxy statements and other information with the Commission. Our Commission filings are available over the Internet at the Commission’s website at http://www.sec.gov and through the New York Stock Exchange, Inc., 20 Broad Street, New York, NY 10005, on which our Common Stock is traded. You may also read and copy any document OMI files with the Commission at its public reference facilities:

100 F Street, N.E., Washington, D.C. 20549

500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and

233 Broadway, 13th Floor, New York, New York 10279

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Commission, 100 F Street, N.E. Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operations of the public reference facilities and copying charges.

The following additional documents heretofore filed by OMI with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Securities Act of 1933, as amended, are incorporated herein by reference and made a part of this registration statement, as of their respective dates:

(a)	OMI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005;
(b)	OMI’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;
(c)	OMI’s Current Reports on Form 8-K filed on March 9, 2006, April 3, 2006, April 28, 2006 and May 5, 2006;
(d)

The description of the Common Stock contained in OMI’s Registration Statements on Form 8-A, dated May 15, 1998, as amended on June 17, 1998 and the description of the Rights currently traded with the Common Stock contained in OMI’s Registration Statement on Form 8-A, dated

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December 14, 1998, filed under Section 12 of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

All documents that OMI files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold or deregistering all such securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part of it from the date those documents were filed.

You may request a copy of these filings, at no cost, by writing or telephoning OMI at: Corporate Secretary, OMI Corporation, One Station Place, Stamford, Connecticut 06902, telephone: (203) 602-6700.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

The legality of the shares of Common Stock offered here has been passed upon for OMI by Fredric S. London, Esq., OMI’s Senior Vice President, Secretary and General Counsel. Mr. London beneficially owns 409,830 shares of Common Stock of OMI.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Marshall Islands law provides that with respect to legal actions against a person because that person is or was a director or officer of a corporation, that corporation (i) must indemnify that person for expenses of litigation when that person is successful on the merits; (ii) may indemnify that person for expenses, judgments, fines and amounts paid in settlement of litigation (other than in an action by or in right of the corporation), even if that person is not successful on the merits, if that person acted in good faith and in a manner that that person reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of criminal proceedings, had no reason to believe that conduct was unlawful); and (iii) may indemnify such person for the expenses of a suit by or in the interest of the corporation, even if such person is not successful on the merits, if such person acted in good faith and in a manner which that person reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification may be made if such person has been found to be liable of negligence or misconduct in the performance of his duties to the corporation unless the court in which the action was brought determines that, despite the finding of liability, that person is fairly and reasonably entitled to indemnity for such expenses. The advancement of litigation expenses to a director or officer is also authorized upon receipt by the board of directors of an undertaking to repay such amounts if it is ultimately determined that that person is not entitled to indemnification. Our articles of incorporation and by-laws limit personal liability of directors and officers to the fullest extent permitted by Marshall Islands law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

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ITEM 9. UNDERTAKINGS.

(a)            OMI hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration

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statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)            That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424, any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant, the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant, and any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)            The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless i n the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on May 17, 2006.

OMI Corporation

(Registrant)

By: /s/ Craig H. Stevenson, Jr.

Craig H. Stevenson, Jr.

Chief Executive Officer and Chairman of the Board

By: /s/ Kathleen C. Haines

Kathleen C. Haines

Senior Vice President, Chief Financial Officer and Treasurer

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POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Fredric S. London and Kathleen C. Haines and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments) to this registration statement and any related registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and as of the dates indicated:

SIGNATURE	TITLES	DATE
/s/ Craig H. Stevenson, Jr. Craig H. Stevenson, Jr.	Chief Executive Officer and Chairman of the Board (principal executive officer)	May 18, 2006
/s/ Kathleen C. Haines Kathleen C. Haines	Senior Vice President, Chief Financial Officer, Treasurer and Chief Accounting Officer (principal accounting and financial officer)	May 18, 2006
/s/ Robert Bugbee Robert Bugbee	President, Chief Operating Officer and Director	May 18, 2006
/s/ Michael Klebanoff Michael Klebanoff	Director	May 18, 2006
/s/ James N. Hood James N. Hood	Director	May 18, 2006
Philip J. Shapiro	Director
/s/ Donald C. Trauscht Donald C. Trauscht	Director	May 18, 2006
/s/ James D. Woods James D. Woods	Director	May 17, 2006

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EXHIBIT INDEX

4.1	Articles of Association of OMI (incorporated by reference to Exhibit 3.1 to OMI’s Registration Statement on Form S-1 filed with the Commission on May 15, 1998, File No. 333-52771).
4.2	By-laws of OMI (incorporated by reference to Exhibit 3.2 to OMI’s Registration Statement on Form S-1 filed with the Commission on May 15, 1998, File No. 333-52771).
5.1	Opinion of Fredric S. London, Esq., regarding the validity of the securities being registered.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Fredric S. London, Esq. (included in the opinion constituting Exhibit 5.1).
24	Powers of Attorney (included in the signature page to this registration statement).
99.1	OMI Corporation 2006 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to OMI’s Current Report on Form 8-K filed with the Commission on May 5, 2006).

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